Exhibit 1.1

                                7,500,000 Shares

                                ACTIVISION, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                      -------------------------------------

                                                                    June 4, 2002

Goldman, Sachs & Co.
85 Broad Street, 15th Floor
New York, NY 10004

Ladies and Gentlemen:

     Activision, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 7,500,000 shares of its common stock, par value $.000001 per share (the "Common Stock"), of the Company (the "Firm Securities") to Goldman, Sachs & Co. (the "Underwriter"). The Company also proposes to grant to the Underwriter an option to purchase up to an additional 750,000 shares of Common Stock to cover over-allotments, if any (the "Option Securities"), and together with the Firm Securities, the "Offered Securities"). The Company hereby agrees with the Underwriter as follows:

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

          (a) A registration statement on Form S-3 (No. 333 74460), including a form of prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (the "Commission") and has been declared effective. Either (i) an additional registration statement relating to the Offered Securities has been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act of 1933, as amended (the "Act"), and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement, or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. For purposes of the Agreement, the "Effective Date" means with respect to (i) the initial registration statement the date and time as of which such registration statement was declared effective by the Commission, (ii) the additional registration statement, if filed prior to the execution and delivery of this Agreement, the date and time as of which such registration

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     statement was filed and became effective upon filing pursuant to Rule
     462(b) or (iii) the additional registration statement, if it has not been filed prior to the execution and delivery of this Agreement, the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). The initial registration statement, as amended at the time of this Agreement, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Date of the additional registration statement pursuant to the General Instructions of the Form on which it is filed, is hereinafter referred to as the "Initial Registration Statement." The additional registration statement, as amended at its Effective Date, including the contents of the initial registration statement incorporated by reference therein, is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." The form of prospectus included in the Registration Statement, as supplemented to reflect the terms of offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus."

          (b) (i) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Date of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement and the Prospectus each conform in all material respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter specifically for use therein.

          (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the

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     Prospectus was issued and at the Closing Date (as such term is defined below) (and if any Option Securities are purchased, at the Option Closing Date (as such term is defined below)), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

          (e) Each "significant subsidiary" of the Company (as such term is defined in Rule 1 02 of Regulation S X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized, incorporated or formed and is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or other formation, has corporate, partnership, limited liability company or other power and authority to own, lease and operate its properties and to conduct its business as now conducted and is duly qualified as a foreign corporation, foreign partnership, foreign limited liability company or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statements, all of the issued and outstanding capital stock or partnership or membership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned 100% by the Company, directly or through its subsidiaries; none of the outstanding shares of capital stock or partnership or membership interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. All Subsidiaries of the Company are listed on Schedule 1 hereto.

          (f) The Offered Securities and all other outstanding shares of issued and outstanding capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date or the Option Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive or other similar rights with respect to the Offered Securities.

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          (g) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (h) The Offered Securities, when issued on the Closing Date or the Option Closing Date, will have been approved for listing on the Nasdaq Stock Market's National Market, subject to official notice of issuance.

          (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act or the Rules and Regulations or state securities laws or by the Nasdaq National Market.

          (j) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or any material agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the charter or by laws of the Company or any such Subsidiary.

          (k) This Agreement has been duly authorized, executed and delivered by the Company.

          (l) Except as disclosed in the Prospectus, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Subsidiaries hold any leased real or personal property material to the business of the Company and its Subsidiaries, considered as one enterprise, under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (m) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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          (n) No labor dispute with the employees of the Company or any
     Subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (o) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (p) Except as disclosed in the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), and
     (ii) the Company and each of its Subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws and the Company and each Subsidiary is in compliance with all terms and conditions of any such permits, licenses or other approvals; and the Company is not aware of any pending investigation which might lead to such a claim.

          (q) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

          (r) The audited financial statements included in the Prospectus, together with the related notes (the "Audited Financials"), and the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarterly period ending December 31, 2001, together with the related schedules and notes (the "Quarterly Financials"), present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods specified, and except as set forth in such Reports such financial statements have

                                       8

     been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved.

          (s) Except as disclosed in the Prospectus, since the date of the Audited Financials included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (t) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

          (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
     (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (v) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound, except for such defaults that would not result in a Material Adverse Effect.

          (w) The Company is not, and upon the issuance and sale of the Offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

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          (x) The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

          (y) Each of PricewaterhouseCoopers LLP and KPMG LLP has certified certain financial statements of the Company and its consolidated Subsidiaries included in the Prospectus and is an independent public accountant as required by the Act and the Rules and Regulations.

     2. Purchase, Sale and Delivery of Offered Securities.

     (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $33.11 per share, 7,500,000 shares of Firm Securities.

     The Company will deliver the Firm Securities to the Underwriter for its account (in the form of definitive certificates, issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Closing Date) against payment of the aggregate purchase price therefor in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Company, payable to the order of the Company, at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, at 10:00 A.M., New York time, on June 7, 2002, in accordance with Rule 15c6-1 of the 1934 Act, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "Closing Date". The Company shall make the certificates for the Firm Securities available to the Underwriter for examination in New York, New York at least twenty-four hours prior to the Closing Date. The Closing Date and the location of delivery of, and the form of payment for, the Firm Securities may be varied by agreement between the Company and the Underwriter.

     (b) In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, for the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Underwriter may purchase from the Company, at a purchase price of $33.11 per share, up to 750,000 Option Securities. The option granted hereby may be exercised as to all or any part of the Option Securities at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Option Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

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     The option granted hereby may be exercised by written notice given to the
Company by the Underwriter setting forth the number of shares of the Option Securities to be purchased by the Underwriter and the date and time for delivery of and payment for the Option Securities. Each date and time for delivery of and payment for the Option Securities (which may be the Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after such written notice is given.

     The Company will deliver the Option Securities to the Underwriter for its account (in the form of definitive certificates, issued in such names and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date) against payment of the aggregate purchase price therefor in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Company, payable to the order of the Company, at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP. The Company shall make the certificates for the Option Securities available to the Underwriter for examination in New York, New York at least twenty-four hours prior to the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Securities may be varied by agreement between the Company and the Underwriter.

     3. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale upon the terms and conditions as set forth in the Prospectus.

     4. Certain Agreements of the Company. The Company agrees with the Underwriter that:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) not later than the second business day following the execution and delivery of this Agreement. If an additional registration statement necessary to register a portion of the Offered Securities under the Act has not been filed prior to the execution and delivery of this Agreement, the Company will file the additional registration statement in accordance with Rule 462(b) on or prior to 6:00 P.M., New York City time, on the date following the date of this Agreement.

          (b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statements or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statements or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If at any time prior to the expiration of nine months after the Effective Date of any Registration Statement when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales of the Offered Securities,

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     any event occurs as a result of which, in the opinion of counsel for the
     Underwriter or for the Company, the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary, in the opinion of such counsel, at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Underwriter of such event and, upon its request, will prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Company will furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of such amended or supplemented Prospectus.

          (d) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the Effective Date of the Initial Registration Statement (as defined in Rule 158(c) under the Act) (or, if later, the Effective Date of the Additional Registration Statement), an earnings statement of the Company (which need not be audited unless required by the Act) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

          (e) The Company will furnish to the Underwriter copies of each Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may reasonably request. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

          (f) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Offered Securities for offering and sale under the laws of such jurisdictions as the Underwriter may designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of each Registration Statement as originally filed and or each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriter, and expenses incurred thereto, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Offered Securities under securities laws in accordance with the provisions of Section 4(f) hereof, (vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of any Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Offered Securities,
     (ix) the filing

                                       12

     fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Offered Securities and (x) the fees and expenses incurred in connection with the listing of the Offered Securities on the Nasdaq National Market; provided that, except as otherwise provided in this paragraph, the Underwriter shall pay its own costs and expenses, including the fees and expenses of its counsel, any transfer taxes on the Offered Securities which it may sell and the expenses of advertising any offering of the Offered Securities made by the Underwriter.

          (h) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under the Section entitled "Use of Proceeds".

          (i) The Company will use its best efforts to effect and maintain the quotation of the Offered Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

          (j) The Company, during the period when the Prospectus is required to be delivered under the Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (k) For a period of 60 days after the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any additional shares of its securities or securities convertible into or exchangeable or exercisable for any shares of its securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter. The foregoing restriction shall not apply to
     (i) issuances of securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options or other awards pursuant to the terms of any employee benefit plan of the Company in effect on the date hereof or outside of any plan in the discretion of the Company's Board of Directors, or issuances of securities pursuant to the exercise of such options or other awards or issuances described in or contemplated by the Company's public filings made in accordance with the 1934 Act, and (iii) issuances of shares or securities convertible into or exchangeable for shares of Common Stock in connection with acquisitions by the Company or any Subsidiary (collectively, the "Acquisition Shares") if the recipients of such Acquisition Shares each agree to be bound by the restrictions set forth above for the remainder of the 60-day period; provided that, notwithstanding the foregoing, the Company may, in connection with acquisitions, issue up to 775,000 shares of Common Stock in the aggregate not subject to the foregoing restrictions and may file a registration statement under the Act with respect to all such 775,000 shares. The Company will cause each of its executive officers and directors to furnish to the Underwriter, prior to the Closing Date, a lock-up letter, substantially in the form of Exhibit A hereto.

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     5. Conditions of the Obligations of the Underwriter. The obligations of the
Underwriter to purchase and pay for the Firm Securities on the Closing Date and the Option Securities on any Option Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, the accuracy of the statements of Company officers made pursuant to the provisions hereof, the performance by the Company of its obligations hereunder and the following additional conditions precedent:

          (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. The Additional Registration Statement, if not filed prior to the execution and delivery of this Agreement, shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of any Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the reasonable judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the sale or distribution of the Offered Securities;
     (iv) any material suspension or material limitation of trading in securities generally on the Nasdaq National Market or the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchanges or in the over the counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or
     (vii) any attack on, outbreak or escalation of major hostilities or major acts of terrorism involving the United States, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering and the sale of and payment for the Offered Securities.

          (c) On the Closing Date, Robinson Silverman Pearce Aronsohn & Berman LLP shall have furnished to the Underwriter such counsel's written opinion, as special counsel to the Company, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter substantially in the form set forth as Exhibit B hereto.

          (d) On the Closing Date, the Underwriter shall have received from each of PricewaterhouseCoopers LLP and KPMG LLP a letter, addressed to the Underwriter and dated such date, in form and substance reasonably satisfactory to the Underwriter (i) confirming that it is an independent certified public accountant with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information for which such firm has acted as auditor and accountant, contained or incorporated by reference in the Prospectus.

          (e) On the Closing Date, the Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, the Registration Statements, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Underwriter shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, (ii) the Company has in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of any Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise, except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (g) On or prior to the date of this Agreement, the Underwriter shall have received lock-up letters, substantially in the form of Exhibit A hereto, from each of the executive officers and directors of the Company.

          (h) In the event that the Underwriter exercises its option provided in
     Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary hereunder shall be true and correct as of each Option Closing Date and, at such date, the Underwriter shall have received: (i) the opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriter, dated such

     Option Closing Date, relating to the Firm Securities and the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c); (ii) a letter from each of PricewaterhouseCoopers LLP and KPMG LLP, dated as of the Option Closing Date, substantially in the same form and substance as the letters furnished to the Underwriter pursuant to Section 5(d) hereof; (iii) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, dated such Option Closing Date, relating to the Option Securities to be purchased on such date and otherwise to the same effect as the opinion required by Section 5(e) hereof; and (iv) a certificate, dated such Option Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company confirming that the certificate delivered on the Closing Date pursuant to Section 5(f) hereof remains true and correct as of such Option Closing Date.

          (i) On the Closing Date, the Offered Securities shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

     The Company will furnish the Underwriter with conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder whether in respect of an Option Closing Date or otherwise.

     6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter, its officers, employees, representatives and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a Prospectus relating to such Offered Securities was required to be delivered by the Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of the Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to the Underwriter.

               (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnified party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expense of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Section 6(a) above, and by the Company in the case of parties indemnified pursuant to Section 6(b) above. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
          (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

               (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed any Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     7. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.

     8. Termination. (a) The obligations of the Underwriter hereunder may be terminated by written notice given to and received by the Company prior to delivery of and payment for the Offered Securities if, prior to that time, any of the events described in Section 5(b) have occurred or if the Underwriter shall decline to purchase the Offered Securities for any reason permitted under this Agreement.

          (b) If this Agreement shall have been terminated pursuant to Section 8(a), the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriter pursuant to Section 6 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 1 and all obligations under
     Section 4 shall also remain in effect. If this Agreement is terminated pursuant to Section 8(a) for any reason other than the occurrence of any event specified in clause (iii), (iv), or (v) of Section 5(b), the Company will reimburse the Underwriter for all out of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Don Hansen, Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Brian G. Kelly, Co-Chairman, Activision, Inc., 654 Madison Avenue, Suite 1801, New York, New York 10021, with a copy to Kenneth L. Henderson, Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104.

     10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     12. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     13. Submission to Jurisdiction. The Company hereby submits to the non exclusive jurisdiction of the Federal and State courts in the Borough of Manhattan, City of New York, State of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]

         If the foregoing is in accordance with the Underwriter's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                       Very truly yours,

                                       Activision, Inc.

                                       By: /s/ Ronald Doornink
                                          ------------------------
                                          Name: Ronald Doornink
                                          Title: President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written:

Goldman, Sachs & Co.

By: /s/ Goldman, Sachs & Co.
   -------------------------

                                   SCHEDULE 1

                              List of Subsidiaries
                              ---------------------

     Activision Publishing, Inc.

     Activision Australia Pty. Ltd.

     Activision Deutschland GmbH

     Activision Canada, Inc.

     Activision Value Publishing, Inc.

     Neversoft Entertainment, Inc.

     Activision U.K. Ltd.

     CD Contact Data GmbH

     CentreSoft Ltd.

     ATVI France SARL

     Combined Distribution (Holdings) Limited

     NBG EDV Handels und Verlags GmbH & Co. KG

     PDQ Distribution Ltd.

     Treyarch Corporation

                                                                       Exhibit A

                 Form of Lock-Up Letter Pursuant to Section 4(k)

                                                         June __, 2002

Goldman, Sachs & Co.
85 Broad Street, 15th Floor
New York, NY 10004

          Re: Activision, Inc.

Dear Sirs:

     The undersigned, a stockholder and an officer and/or director of Activision, Inc., a Delaware corporation (the "Company"), understands that Goldman, Sachs & Co. (the "Underwriter") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the sale of shares (the "Offered Securities") of the Company's common stock, par value $.000001 per share (the "Common Stock"). In recognition of the benefit that such a sale will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, except that the foregoing prohibition shall not apply to sales of Common Stock by employees of the Company pursuant to Rule 10b5-1 sales plans in effect on the date hereof.

                                                                       Exhibit B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

     (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted. Based solely on a certificate of the Secretaries of State of the States of California and New York, the Company is duly qualified to transact business as a foreign corporation and is in good standing in the States of California and New York, the only jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification or where the failure to be so qualified would have a Material Adverse Effect.

     (2) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement. The Company has taken all necessary corporate action to execute, deliver and perform its obligations under the Underwriting Agreement, and the Underwriting Agreement has been validly executed and delivered by, and constitutes the legal, valid and binding obligation of, the Company, enforceable against it in accordance with its terms.

     (3) The Firm Securities to be issued pursuant to the Underwriting Agreement have been duly authorized for issuance to the Underwriter and upon the issuance and delivery of the Firm Securities and the receipt by the Company of all consideration therefor in accordance with the terms of the Underwriting Agreement, the Firm Securities will be validly issued, fully paid and non-assessable, and free of preemptive rights.

     (4) Each Subsidiary listed on Schedule A attached hereto (the "Material Domestic Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Based solely on certificates of the Secretaries of State of the applicable jurisdictions, each Material Domestic Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or where the failure to be so qualified would have a Material Adverse Effect.

     (5) The Company is not required to obtain any consent, approval, certificate, license, permit, waiver, authorization of, or declaration, filing or registration with, any governmental authority in connection with or as a condition to the execution, delivery or performance by the Company of the Underwriting Agreement or the consummation by the Company of the transactions contemplated thereby, except for such filings and other actions as may be required under the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations thereunder, or as may be required under the securities or "blue sky" laws of the various states, as to which we express no opinion.

     (6) The execution, delivery and performance by the Company of the Underwriting Agreement, and compliance by it therewith, do not and will not (a) conflict with, constitute a default under or violate (i) any provision of the Amended and Restated Certificate of Incorporation of the Company, as amended, or the Amended and Restated By-laws of the Company, (ii) any provision of any material applicable law, rule or regulation, (iii) to our knowledge, any judgment, order writ, injunction or decree to which it is subject, or (iv) any material agreement, contract or instrument known to us to which the Company is a party or by which it is bound, or (b) result in or require the creation or imposition of any security interest or lien upon any of the Company's properties pursuant to any material agreement, contract or instrument known to us to which the Company is a party or by which it is bound. For purposes of the foregoing, we have assumed that the only material agreements, contracts or instruments to which the Company is a party are those listed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and each of the Company's Quarterly Reports on Form 10-Q for the quarterly periods ending June 30, 2001, September 30, 2001 and December 31, 2001.

     (7) To our knowledge, there is no action, proceeding, investigation or claim pending or threatened in writing before any court, arbitrator or administrative agency against the Company that relates to the Underwriting Agreement or any action taken or to be taken pursuant thereto.

     (8) The Initial Registration Statement is effective under the Securities Act and, to our knowledge, based solely upon a verbal acknowledgment by the staff of the Securities and Exchange Commission, no stop order suspending the effectiveness of the Initial Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Securities and Exchange Commission.

     (9) The Initial Registration Statement and the Prospectus, as of the Effective Date, (except as to financial statements and related notes, financial, statistical and accounting data and supporting schedules included or incorporated by reference therein, as to which we express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

     (10) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, we have participated in the preparation of the Initial Registration Statements and the Prospectus and, although we assume no responsibility for the accuracy and completeness of the Initial Registration Statements or Prospectus, based upon such participation but without independent review or verification, nothing has come to our attention which causes us to believe that, (i) at the time the Initial Registration Statement became effective, such Initial Registration Statement (except as to the financial statements and related notes, financial, statistical and accounting data and supporting schedules included or incorporated by reference therein, as to which we express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) at the date of the Prospectus or at the Closing Date, the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) at the Closing Date, the Initial Registration Statements (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   Schedule A

                         Material Domestic Subsidiaries

Activision Publishing, Inc.

Activision Value Publishing, Inc.

Neversoft Entertainment, Inc.

Treyarch Corporation

Shaba Games, Inc.

Z-Axis, Ltd.